STOCK TRANSFER AGREEMENT

THIS STOCK TRANSFER AGREEMENT (“Agreement”) dated October 30, 2008 among IBF Fund Liquidating LLC, a Delaware limited liability company (“IBF”), National Investment Managers Inc., a Florida corporation (“NIM”), DCI Master LDC (“DCI”), and Duncan Capital Group LLC (“DCG”). Capitalized terms used in this Agreement but not otherwise defined shall have the meanings assigned to them in the Put Agreement (as defined below).

WHEREAS, American Benefit Resources, Inc., IBF, DCI, and DCG, entered into a Put Agreement, dated November 30, 2005 (the “Put Agreement”);

WHEREAS, NIM, DCI, and DCG entered into an Agreement, dated December 20, 2006, whereby NIM agreed to make whole DCI and DCG with respect to obligations DCI or DCG may owe to IBF regarding the purchase of NIM shares pursuant to the Put Agreement (the “NIM Agreement”);

WHEREAS, on November 30, 2007, NIM , DCI, and DCG entered into an amendment to the NIM Agreement (the “Amendment”) whereby DCI and DCG agreed to sell the NIM Shares to NIM in the event that IBF exercises its put;

WHEREAS, in a letter dated August 21, 2008, IBF notified DCI and DCG that IBF intended to exercise its rights pursuant to Section 2(a) of the Put Agreement;

WHEREAS, NIM intends to honor its obligations under the NIM Agreement and the Amendment and DCI and DCG have no objection to NIM acquiring the NIM Shares;

WHEREAS, IBF is willing to accept performance by NIM of the obligations of DCI and DCG under the Put Agreement; and

WHEREAS, IBF, NIM, DCI and DCG wish to close the purchase of the NIM Shares whereby IBF will deliver the NIM Shares together with medallion guaranteed stock powers (the “IBF Deliverables”) to NIM in consideration of NIM’s payment of $1,000,000 to IBF (the “NIM Payment”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises contained herein, the parties agree as follows:

1.	The date of the closing of the purchase of the NIM shares by NIM from IBF and the delivery of the NIM Payment to IBF by NIM shall be October 30, 2008 (the “Closing Date”).

2.
On the Closing Date, IBF will (a) deliver the IBF Deliverables to NIM’s attorney, on behalf of NIM, at the Law Offices of Stephen M. Fleming, PLLC, 403 Merrick Avenue, 2nd Avenue, East Meadow, New York 11569 and (b) NIM will wire to IBF the NIM Payment in accordance with the wire instructions set forth on Exhibit A.

3.
Except as expressly provided herein, nothing herein shall in any way modify the terms of the Put Agreement or release any obligations of DCI and DCG thereunder in the event that NIM shall fail to perform their obligations to IBF thereunder.

4.
Notwithstanding anything herein to the contrary, all actions to be taken and all documents to be executed and delivered by all parties at the Closing Date will be deemed to have been taken and executed simultaneously, and no action will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

5.
This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(Intentionally Blank; Signatures to Follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph above.

IBF Fund Liquidating LLC	National Investment Managers Inc.

By:/s/ Arthur J. Steinberg	By:/s/Steven Ross

Name: Arthur J. Steinberg	Name: Steven Ross

Title: Manager	Title: CEO

DCI Master LDC	Duncan Capital Group LLC

By:/s/ Alex Clug	By:/s/ Michael Crow

Name: Alex Clug	Name: Michael Crow

Title: Director	Title: CEO

Exhibit A - IBF Wire Instructions

• Citibank, N.A.
• 34th Street Branch New York, New York
• ABA Routing No.: 021-000089
• Account Name: IBF Fund Liquidating LLC
• Account Number: 0074664299